Exhibit 99.1
                                                 For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

        ROLLINS, INC. REPORTS CONTINUED IMPROVEMENT IN QUARTERLY EARNINGS

     o Net Income for the quarter was $18.7 million compared to $20.9 million for the same period in 2004, a 10.6% decrease

     o After adjustment for gains on sales of assets and pension plan curtailment, adjusted income for the quarter increased 24.2% from $12.8 to $15.9 million, representing the 22nd consecutive quarter of earnings improvement

     o Earnings Per Share was $0.27 for 2005 compared to $.30 in 2004. After the adjustment, EPS rose 21.1% to $0.23 from $0.19 in 2004

     o    Revenue rose 5.7%; excluding Western, revenues rose by 2.5%

     o    Balance Sheet remains strong; cash builds to $65.8 million


ATLANTA, GEORGIA, July 27, 2005: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported that revenue for the second quarter grew 5.7% to $214.3 million compared to $202.7 million for the second quarter ended June 30, 2004. Western Pest Services, acquired April 30, 2004, had second quarter 2005 revenues of $21.2 million versus $14.3 million in 2004. Excluding Western Pest Services, revenues increased by 2.5%.

The Company recorded net income of $18.7 million or $0.27 per diluted share for the second quarter ended June 30, 2005, compared to $20.9 million or $0.30 per diluted share for the same period in 2004. In the second quarter of 2005, the Company curtailed Rollins, Inc.'s pension plan effective June 30, 2005 and recognized an additional $2.5 million, net of taxes, or $0.04 per diluted share in the quarter. In second quarter 2004, the Company recorded gains from sale of assets, net of taxes, of $8.1 million or $0.11 per diluted share. Excluding the impacts of the pension curtailment in 2005 and the gains on sale of assets, the Company's adjusted income for second quarter 2005 was $15.9 million, or $0.23 per diluted share, an increase of 21.1%, compared to adjusted income of $12.8 million, or $0.19 per diluted share for the same period last year. See attached detailed reconciliation.

Rollins' balance sheet remains strong with total assets increasing to $444.2 million and stockholders' equity increasing to $175.2 million. Total cash and cash equivalents rose to $65.8 million.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, "We've continued to make headway this year in growing our revenues and increasing our profitability. The strength of the Orkin brand nationwide, the breadth of our service initiatives, and our dedication to providing extraordinary customer service are contributing to our success."

"We are also proud of the progress of our relationship with the Centers for Disease Control and Prevention (CDC). Approximately one year ago, we began this initiative with the CDC on several public education programs involving health risks associated with household pests. This collaboration has gone extremely well, and our most recent activity involved assisting an Arizona community that was experiencing an outbreak of tick-transmitted Rocky Mountain Spotted-Fever. Together with the CDC and other volunteer organizations, we spent three and a half days providing the services needed to control the ticks in the area. We are extremely pleased to have been part of this effort to protect human lives from this dangerous disease and look forward to our ongoing work with the CDC."


"We are positive about our progress and we expect 2005 to be another successful year for the Company and our shareholders."

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc. and Western Pest Services, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com, www.westernpest.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.These include statements regarding the success of 2005 for the Company and its shareholders, and the ongoing work with the CDC. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized, potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

                         ROLLINS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                               2005                  2004
At June 30                                  (Unaudited)           (Unaudited)
--------------------------------------------------------------------------------


ASSETS
    Cash and Cash Equivalents            $         65,179        $       21,865
    Marketable Securities                             629                     0
                                         -----------------       ---------------
      Total Cash and Marketable Securities         65,808                21,865
    Trade Receivables Short-Term, Net              48,556                51,941
    Materials and Supplies                          8,120                12,157
    Deferred Income Taxes                          29,496                30,123
    Other Current Assets                           10,979                10,441
                                         -----------------       ---------------

      Current Assets                              162,959               126,527

    Equipment and Property, Net                    57,873                45,313
    Goodwill and Other Intangible Assets          190,085               196,019
    Trade Receivables Long-Term, Net               10,604                10,824
    Deferred Income Taxes                          18,544                 5,617
    Prepaid Pension                                     0                24,964
    Other Assets                                    4,142                 5,944
                                         -----------------       ---------------

      Total Assets                       $        444,207        $      415,208
                                         =================       ===============

--------------------------------------------------------------------------------
LIABILITIES

    Accounts Payable                     $         12,405        $       14,698
    Accrued Insurance                              16,437                13,050
    Accrued Payroll                                36,618                33,370
    Unearned Revenue                               84,448                84,936
    Other Current Liabilities                      41,939                44,944
                                         -----------------       ---------------
      Current Liabilities                         191,847               190,998

    Accrued Pension                                27,291                     0
    Long-Term Accrued Liabilities                  49,867                62,608
                                         -----------------       ---------------

      Total Liabilities                           269,005               253,606
                                         -----------------       ---------------

--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY

    Common Stock                                   68,603                68,457
    Retained Earnings and Other Equity            106,599                93,145
                                         -----------------       ---------------

      Total Stockholders' Equity                  175,202               161,602
                                         -----------------       ---------------

      Total Liabilities and
        Stockholders' Equity             $        444,207        $      415,208
                                         =================       ===============

                         ROLLINS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30
                      (In thousands except per share data)


                                                                        Second Quarter                  Six Months
                                                                 ---------------------------    ---------------------------
                                                                     2005          2004             2005          2004
                                                                 (Unaudited)   (Unaudited)      (Unaudited)    (Audited)
                                                                 ------------  -------------    ------------  -------------

    REVENUES                                                     $   214,326   $    202,725     $   398,241   $    363,141
                                                                 ------------  -------------    ------------  -------------
    COSTS AND EXPENSES

       Cost of Services Provided                                     110,594        105,422         209,232        191,964
       Depreciation and Amortization                                   6,045          5,764          12,008         10,421
       Sales, General and Administrative                              71,294         69,150         131,577        121,918
       (Gain)/Loss on Sales of Assets                                   (546)       (14,143)           (544)       (14,142)
       Pension Curtailment                                            (4,176)             -          (4,176)             -
       Interest Income                                                  (354)           (48)           (816)          (198)
                                                                 ------------  -------------    ------------  -------------

    TOTAL COSTS AND EXPENSES                                         182,857        166,145         347,281        309,963
                                                                 ------------  -------------    ------------  -------------

    INCOME BEFORE INCOME TAXES                                        31,469         36,580          50,960         53,178

    PROVISION FOR INCOME TAXES                                        12,745         15,689          20,639         22,421
                                                                 ------------  -------------    ------------  -------------

    INCOME BEFORE CUMULATIVE EFFECT CHANGE IN
      ACCOUNTING PRINCIPLE                                            18,724         20,891          30,321         30,757

    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -               -         (6,204)
                                                                 ------------  -------------    ------------  -------------

    NET INCOME                                                   $    18,724   $     20,891     $    30,321   $     24,553
                                                                 ============  =============    ============  =============


    NET INCOME PER COMMON SHARE-BASIC:
      INCOME BEFORE CUMULATIVE EFFECT CHANGE
      IN ACCOUNTING PRINCIPLE                                    $      0.28   $       0.31     $      0.45   $       0.45
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -               -          (0.09)
                                                                 ------------  -------------    ------------  -------------

    NET INCOME PER COMMON SHARE-BASIC                            $      0.28   $       0.31     $      0.45   $       0.36
                                                                 ============  =============    ============  =============


    NET INCOME PER COMMON SHARE-DILUTED:
      INCOME BEFORE CUMULATIVE EFFECT CHANGE
      IN ACCOUNTING PRINCIPLE                                    $      0.27   $       0.30     $      0.43   $       0.44
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -               -          (0.09)
                                                                 ------------  -------------    ------------  -------------

    NET INCOME PER COMMON SHARE-DILUTED                          $      0.27   $       0.30     $      0.43   $       0.35
                                                                 ============  =============    ============  =============



    AVERAGE SHARES OUTSTANDING - BASIC                                67,937         68,133          67,940         68,040

    AVERAGE SHARES OUTSTANDING - DILUTED                              70,029         70,180          70,046         70,072

                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30
                                 (In thousands)

                                                                                                2005              2004
                                                                                             Unaudited          Unaudited
                                                                                           ---------------    --------------
Operating Activities
   Net Income                                                                              $       30,321     $      24,553
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Change in Accounting Priciple, Net                                                                 -             6,204
     Depreciation and Amortization                                                                 12,008            10,421
     Pension Curtailment                                                                           (4,176)                -
     Provision for Deferred Income Taxes                                                              914             7,510
     Other, Net                                                                                       205               202
     Gain on Sale of Assets                                                                          (544)          (14,142)
   (Increase) Decrease in Assets:
     Trade Receivables                                                                             (3,826)           (7,390)
     Materials and Supplies                                                                           761              (655)
     Other Current Assets                                                                          (3,594)           (2,666)
     Other Non-Current Assets                                                                         297            (2,235)
   Increase (Decrease) in Liabilities:
     Accounts Payable and Accrued Expenses                                                          4,555            10,172
     Unearned Revenue                                                                               3,254             7,655
     Accrued Insurance                                                                             (1,967)           (1,642)
      Accrual for Termite Contracts                                                                   599               828
      Long-Term Accrued Liabilities                                                                  (315)           (3,043)
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       38,492            35,772
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                            (14,203)           (3,751)
   Net Cash Used for Acquisition of Companies                                                      (1,606)         (103,155)
   Sales/(Purchases) of Marketable Securities, Net                                                   (629)           21,866
   Proceeds From Sale of Assets                                                                       749            15,468
                                                                                           ---------------    --------------
   Net Cash Provided by (Used In) Investing Activities                                            (15,689)          (69,572)
                                                                                           ---------------    --------------

Financing Activities
   Dividends Paid                                                                                  (6,858)           (5,451)
   Common Stock Purchased                                                                         (11,105)                -
   Other                                                                                            4,446             1,563
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                          (13,517)           (3,888)
                                                                                           ---------------    --------------

   Effect of Exchange Rate Changes on Cash                                                           (844)               13
                                                                                           ---------------    --------------

   Net Increase/(Decrease) in Cash and Cash Equivalents                                             8,442           (37,675)
   Cash and Cash Equivalents at Beginning of Year                                                  56,737            59,540
                                                                                           ---------------    --------------
   Cash and Cash Equivalents at End of Period                                              $       65,179     $      21,865
                                                                                           ===============    ==============

   Net Increase/(Decrease)  in Cash and Marketable Securities                                       9,071           (59,541)
   Cash and Marketable Securities at Beginning of Year                                             56,737            81,406
                                                                                           ---------------    --------------
   Cash and Marketable Securities at End of Period                                         $       65,808     $      21,865
                                                                                           ===============    ==============

FRB WEBER SHANDWICK
    FINANCIAL COMMUNICATIONS
                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                Management will hold a conference call to discuss
                           second quarter results on:

--------------------------------------------------------------------------------
                          Wednesday, July 27, 2005 at:
--------------------------------------------------------------------------------
                               11:00 a.m. Eastern
                               10:00 a.m. Central
                               9:00 a.m. Mountain
                                8:00 a.m. Pacific

                                 TO PARTICIPATE:
                       Please dial 800-218-0204 domestic;
                           303-262-2130 international
                      at least 5 minutes before start time.

                  REPLAY: through August 3, 2005 at 11:00 p.m.
            Please dial 800-405-2236/303-590-3000, Passcode: 11033883
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?:
             Janet Jazmin at FRB/Weber Shandwick at 212-827-3777 or
                  email to jjazmin@financialrelationsboard.com

640 Fifth Avenue        T 212 445 8000
New York, NY 10019      F 212 445 8001
www.webershandwick.com

                                 Reconciliation
       Income Before Income Taxes, Adjusted Income and Earnings Per Share,
     Excluding One-Time Gain on Sale of Assets and Pension Plan Curtailment

                                                                    Second Quarter
                                                              ---------------------------
                                                                    2005           2004           $B/(W)      %B/(W)
                                                              ----------------------------------------------------------
Income Before Income Taxes                                    $      31,469  $      36,580   $      (5,111)      (14.0)%

Less:
Pension Curtailment                                                   4,176              0           4,176
Gain on Sale of Assets                                                  546         14,144         (13,598)
                                                              ----------------------------------------------------------

Income Before Income Taxes, Excluding Gain on Sale of
Assets amd Pension Plan Curtailment                           $      26,747  $      22,436   $       4,311        19.2 %
                                                              ==========================================================


Net Income                                                    $      18,724  $      20,891   $      (2,167)      (10.4)%

Less:
Gain on Sale of Assets                                                  546         14,144         (13,598)
Pension Curtailment                                                   4,176              0           4,176
Provision for Income Taxes on Gains                                  (1,912)        (6,063)          4,151
                                                              ----------------------------------------------------------

Adjusted Income, Excluding Gain on Sale of Assets
and Pension Plan Curtailment                                  $      15,914  $      12,810   $       3,104        24.2 %
                                                              ==========================================================


Earnings Per Share - Diluted                                  $        0.27  $        0.30   $       (0.03)      (10.0)%

Less:
Gain on Sale of Assets                                                 0.00           0.20           (0.20)
Pension Curtailment                                                    0.06           0.00            0.06
Provision for Income Taxes on Gains                                   (0.02)         (0.09)           0.07
                                                              ----------------------------------------------------------

Earnings Per Share - Diluted, Excluding Gain on Sale of
Assets and Pension Plan Curtailment                           $        0.23  $        0.19   $        0.04        21.1
                                                              ==========================================================

Average Shares Outstanding - Diluted                                 70,029         70,180            (151)

                                 Reconciliation
    Revenue Excluding Western Pest Services and Rollins Supply and Dettelbach

                                                                  Second Quarter
                                                      -----------------------------------
                                                                   2005             2004            $B/(W)        %B/(W)
                                                                   ----             ----            ------        ------

Total Net Revenues                                      $       214,326  $       202,725  $        11,601          5.7 %

Less:
Western Acquisition                                              21,170           14,286            6,884
                                                      ------------------------------------------------------------------

Revenue Excluding Western Pest Services                 $       193,156  $       188,439  $         4,717          2.5 %

Less:
Rollins Supply and Dettelbach                                        32              840             (808)
                                                      ------------------------------------------------------------------

Revenue Excluding Western Pest Services
and Rollins Supply and Dettelbach                       $       193,124  $       187,599  $         5,525          2.9 %
                                                      ==================================================================